Exhibit 99.1

Noodles & Company Announces Second Quarter 2017 Financial Results

BROOMFIELD, Colo., August 10, 2017 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced financial results for its second quarter ended July 4, 2017.
Key highlights for the second quarter of 2017 versus the same quarter a year ago include:

•	Total revenue decreased 7.1% to $112.8 million from $121.4 million, due primarily to the closure of 55 restaurants during the first quarter of 2017.

•
Net loss was $1.8 million, and net loss attributable to common stockholders (after giving affect to the accretion of the preferred stock to its redemption value) was $8.8 million or $0.22 loss per diluted share for the second quarter of 2017, compared to net loss of $14.1 million, or $0.51 loss per diluted share in the second quarter of 2016.

•
Results for the second quarter of 2017 included $3.9 million of charges related to the impairment of nine restaurants and a net gain of $1.5 million related to adjustments in closure costs for lease terminations that occurred. Second quarter 2017 results also included a gain of $0.4 million on an employment-related litigation settlement due to final settlement being less than what the Company had previously accrued.

•	Adjusted net income(1) was $0.3 million, or $0.01 income per diluted share, compared to adjusted net loss of $0.8 million, or $0.03 loss per diluted share in the second quarter of 2016.

•	Adjusted EBITDA(1) increased 16% to $8.7 million from $7.5 million in the second quarter of 2016.

•	Restaurant level contribution margin increased 130 basis points to 15.0%.

•	Comparable restaurant sales decreased 3.4% system-wide, decreased 3.9% for company-owned restaurants and decreased 0.4% for franchise restaurants.

•	Five new restaurants opened system-wide in the second quarter of 2017, including four company-owned restaurants and one franchise restaurant.

______________________
(1) Adjusted net income (loss) and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income (loss) to each of these measures is included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Dave Boennighausen, Chief Executive Officer of Noodles & Company, stated, “To date in 2017, we have made meaningful progress in strengthening our foundation, including the closing of 55 underperforming restaurants to improve our focus on the core business, successfully completing two private placement financings with gross proceeds of $50 million to strengthen our balance sheet and recently welcoming Paul Murphy as our Executive Chairman to significantly bolster our senior leadership and operational expertise.”

Boennighausen continued, “During the second quarter, we began to see the benefits of our actions, as adjusted EBITDA grew 16% and restaurant level contribution margin expanded 130 basis points relative to the prior year. Building upon this improved foundation, we will continue to be laser focused on operational excellence and capitalizing on the brand’s inherent strengths. For example, given the variety in our menu and family focused guest base we are uniquely positioned to capitalize on the growing industry trend around off-premise. Paul and I look forward to executing our strategy to help achieve the sizable growth opportunity that is ahead of us.”

Second Quarter 2017 Financial Results

Total revenue decreased $8.6 million in the second quarter of 2017, or 7.1%, to $112.8 million, compared to $121.4 million in the second quarter of 2016. This decrease was primarily due to the impact of closing 55 company-owned restaurants in the first quarter of 2017. Additionally, average unit volumes (“AUVs”) for the quarter overall decreased $27,000 compared to the second quarter of 2016. AUV’s for the trailing twelve months were $1,065,000.

Five new restaurants opened system-wide in the second quarter of 2017, including four company-owned restaurants and one franchise restaurant. The Company had 486 restaurants at the end of the second quarter, comprised of 413 company-owned and

73 franchise restaurants. In the second quarter of 2017, comparable restaurant sales decreased 3.4% system-wide, decreased 3.9% for company-owned restaurants and decreased 0.4% for franchise restaurants.

Restaurant level contribution margin increased to 15.0% in the second quarter of 2017, compared to 13.7% in the second quarter of 2016. This increase was primarily due to the closure of underperforming restaurants in the first quarter of 2017. Additionally, the implementation of labor savings initiatives and a reduction in marketing spend contributed to the improved restaurant contribution margin during the second quarter of 2017.

For the second quarter of 2017, the Company reported a net loss of $1.8 million, and giving affect to the accretion of the preferred stock to its redemption value, a net loss attributable to common stockholders of $8.8 million, or $0.22 loss per diluted share, compared with a net loss of $14.1 million in the second quarter of 2016. In the second quarter of 2017, the Company recorded a $3.9 million impairment charge related to nine restaurants and a net gain of $1.5 million was recognized related to closures primarily due to adjustments to the liabilities to landlords as lease terminations occurred for 21 of the 55 restaurants closed during the first quarter of 2017. In the second quarter of 2017, the Company also recorded a gain of $0.4 million on an employment-related litigation settlement due to final settlement being less than what the Company had previously accrued. In the second quarter of 2016, the Company recorded a $10.2 million impairment charge related to the impairment of 11 restaurants and incurred $0.5 million related to ongoing closure costs of the restaurants closed in the fourth quarter of 2015.

Adjusted net income was $0.3 million in the second quarter of 2017 compared to adjusted net loss of $0.8 million in the second quarter of 2016. Adjusted EBITDA increased to $8.7 million in the second quarter of 2017 from $7.5 million in the second quarter of 2016.

First Two Quarters of 2017 Financial Results
Total revenue decreased $5.9 million in the first two quarters of 2017, or 2.5%, to $229.5 million, compared with $235.4 million in the first two quarters of 2016. This decrease was primarily due to the impact of closing 55 company-owned restaurants in the first quarter of 2017.

In the first two quarters of 2017, the Company opened 13 new restaurants system-wide, including 11 company-owned and 2 franchise restaurants. In the first two quarters of 2017, comparable restaurant sales decreased 2.7% system-wide, decreased 3.2% for company-owned restaurants, and increased 0.3% for franchise restaurants.

Restaurant contribution margin was 13.0% in the first two quarters of 2017, compared with 13.5% in the first two quarters of 2016.

The Company reported a net loss of $28.7 million in the first two quarters of 2017, compared with a net loss of $16.5 million in the first two quarters of 2016. In the first two quarters of 2017, the Company recorded $18.4 million of charges related to the 55 restaurants closed during the first quarter of 2017, as well as ongoing costs of restaurants closed in the fourth quarter of 2015, and $5.7 million of charges related to impairment of 13 restaurants. In the first two quarters of 2016, the Company recorded a $10.3 million impairment charge related to 12 restaurants and recorded $1.0 million related to ongoing costs of the restaurants closed in the fourth quarter of 2015.

Adjusted net loss was $2.2 million for the first two quarters of 2017 compared to adjusted net loss of $2.5 million in the first two quarters of 2016. Adjusted EBITDA decreased to $12.5 million in the first two quarters of 2017 from $12.9 million in the first two quarters of 2016.

2017 Outlook

With the exception of revisions to the outlook for restaurant openings and capital expenditures, the Company is maintaining prior guidance and currently expects the following for full year 2017:

•	Approximately 17 new restaurants system-wide, including 13 company-owned restaurants and four franchised locations;

•	Total revenue of $458.0 million to $468.0 million;

•	Company-owned comparable restaurant sales decline of low-single-digits;

•	Restaurant level contribution margin of 13.5% to 14.5%;

•	Adjusted EBITDA of $31.0 million to $35.0 million;

•	Flat adjusted net income; and

•	Capital expenditures of $19.0 million to $23.0 million

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance, namely adjusted EBITDA and adjusted net income, to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions
Comparable Restaurant Sales — represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods.
Restaurant Level Contribution Margin — represents restaurant revenue less restaurant operating costs which are costs of sales, labor, occupancy and other restaurant operating costs.
Adjusted EBITDA — represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, severance costs and stock-based compensation. Adjusted EBITDA is presented because: (i) management believes it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses it internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call
Noodles & Company will host a conference call to discuss its second quarter financial results on Thursday, August 10, 2017 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 54541719. The replay will be available until Thursday, August 17, 2017. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, August 17, 2017.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Noodles & Company is a fast-casual restaurant chain where globally inspired dishes come together to create a World Kitchen. Recognized by Parents Magazine as a Top Family Friendly Restaurant and Health Magazine as one of America’s Healthiest Fast Food Restaurants, Noodles & Company is a restaurant where Japanese Pan Noodles rest comfortably next to Penne Rosa and Wisconsin Mac & Cheese, but where world flavors don’t end at just noodles. Inspired by some of the world’s most celebrated flavor combinations, Noodles & Company’s menu offers soups, salads and shareables, too. Everything is made fresh to order, just as you like it, using quality ingredients. Dishes are delivered to the table allowing guests time to sit and relax or grab a quick bite.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words, and variations of words, such as “believe,” “estimate,” “anticipate,” “expect,” “intend,” “may,” “will,” “would” and similar expressions are intended to identify our forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding 2017 guidance, including new restaurant development, total revenue, comparable restaurant sales, restaurant level contribution margin, adjusted EBITDA and adjusted diluted earnings (loss) per share; operating margins; additional public company expenses; our target and adjusted net income (loss); and costs associated with our closure of underperforming restaurants. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include: our ability to execute our strategy to refranchise restaurants in certain of our markets; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; the impact of the closing of 55 of our restaurants on our financial performance; costs associated with our data security incident, including legal fees, investigative fees, other professional fees and the cost of communications with customers, as well as potential losses associated with settling payment card networks’ expected claims and litigation associated with the data security breach; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather.  For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2017 filed on March 2, 2017. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 4, 2017	June 28, 2016	July 4, 2017	June 28, 2016
Revenue:
Restaurant revenue	$111,628	$120,204	$227,155	$233,069
Franchising royalties and fees	1,164	1,203	2,352	2,324
Total revenue	112,792	121,407	229,507	235,393
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	29,598	32,164	61,685	62,353
Labor	36,430	39,316	76,024	76,750
Occupancy	12,630	13,688	26,631	27,002
Other restaurant operating costs	16,194	18,596	33,341	35,488
General and administrative	9,393	9,840	20,059	19,877
Depreciation and amortization	6,279	7,071	12,546	13,977
Pre-opening	246	796	791	1,833
Restaurant impairments, closure costs and asset disposals	2,830	11,248	24,884	12,264
Total costs and expenses	113,600	132,719	255,961	249,544
Loss from operations	(808)	(11,312)	(26,454)	(14,151)
Interest expense, net	927	598	1,935	1,226
Loss before income taxes	(1,735)	(11,910)	(28,389)	(15,377)
Provision for income taxes	80	2,177	271	1,083
Net loss	(1,815)	(14,087)	(28,660)	(16,460)
Accretion of preferred stock to redemption value	(7,001)	—	(7,967)	—
Net loss attributable to common stockholders	$(8,816)	$(14,087)	$(36,627)	$(16,460)
Loss per share of Class A and Class B common stock, combined:
Basic	$(0.22)	$(0.51)	$(1.06)	$(0.59)
Diluted	$(0.22)	$(0.51)	$(1.06)	$(0.59)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	40,779,277	27,776,094	34,404,222	27,754,615
Diluted	40,779,277	27,776,094	34,404,222	27,754,615

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 4, 2017	June 28, 2016	July 4, 2017	June 28, 2016
Revenue:
Restaurant revenue	99.0%	99.0%	99.0%	99.0%
Franchising royalties and fees	1.0%	1.0%	1.0%	1.0%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.5%	26.8%	27.2%	26.8%
Labor	32.6%	32.7%	33.5%	32.9%
Occupancy	11.3%	11.4%	11.7%	11.6%
Other restaurant operating costs	14.5%	15.5%	14.7%	15.2%
General and administrative	8.3%	8.1%	8.7%	8.4%
Depreciation and amortization	5.6%	5.8%	5.5%	5.9%
Pre-opening	0.2%	0.7%	0.3%	0.8%
Restaurant impairments, closure costs and asset disposals	2.5%	9.3%	10.8%	5.2%
Total costs and expenses	100.7%	109.3%	111.5%	106.0%
Loss from operations	(0.7)%	(9.3)%	(11.5)%	(6.0)%
Interest expense, net	0.8%	0.5%	0.8%	0.5%
Loss before income taxes	(1.5)%	(9.8)%	(12.4)%	(6.5)%
Provision for income taxes	0.1%	1.8%	0.1%	0.5%
Net loss	(1.6)%	(11.6)%	(12.5)%	(7.0)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	July 4, 2017	January 3, 2017
Balance Sheet Data
Total current assets	$23,257	$25,788
Total assets	197,442	209,461
Total current liabilities	42,499	49,033
Total long-term debt	60,888	84,676
Total liabilities	153,510	183,643
Total stockholders’ equity	43,932	25,818

	Fiscal Quarter Ended
	July 4, 2017	April 4, 2017	January 3, 2017	September 27, 2016	June 28, 2016
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	413	409	457	455	443
Franchise restaurants at end of period	73	73	75	73	71
Revenue Data:
Company-owned average unit volumes	$1,065	$1,067	$1,075	$1,087	$1,092
Franchise average unit volumes	$1,061	$1,065	$1,066	$1,071	$1,083
Company-owned comparable restaurant sales	(3.9)%	(2.5)%	(1.8)%	(0.9)%	(0.9)%
Franchise comparable restaurant sales	(0.4)%	1.1%	2.0%	0.6%	(2.1)%
System-wide comparable restaurant sales	(3.4)%	(2.0)%	(1.3)%	(0.7)%	(1.0)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 4, 2017	June 28, 2016	July 4, 2017	June 28, 2016
Net loss	$(1,815)	$(14,087)	$(28,660)	$(16,460)
Depreciation and amortization	6,279	7,071	12,546	13,977
Interest expense, net	927	598	1,935	1,226
Provision for income taxes	80	2,177	271	1,083
EBITDA	$5,471	$(4,241)	$(13,908)	$(174)
Restaurant impairments, closure costs and asset disposals	2,830	11,248	24,884	12,264
Litigation settlement	(421)	—	(421)	—
Fees and costs related to the registration statement and related transactions	40	—	679	—
Severance costs	129	—	332	—
Stock-based compensation expense	647	501	945	849
Adjusted EBITDA	$8,696	$7,508	$12,511	$12,939
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 4, 2017	June 28, 2016	July 4, 2017	June 28, 2016
Net loss	$(1,815)	$(14,087)	$(28,660)	$(16,460)
Restaurant impairments and closure costs (a)	2,445	10,660	24,110	11,326
Fees and costs related to the registration statement and related transactions (b)	40	—	679	—
Severance costs (c)	129	—	332	—
Litigation settlement (d)	(421)	—	(421)	—
Tax adjustments, net (e)	(83)	2,659	1,765	2,646
Adjusted net income (loss)	$295	$(768)	$(2,195)	$(2,488)

Loss per share of Class A and Class B common stock, combined:
Basic	$(0.22)	$(0.51)	$(1.06)	$(0.59)
Diluted	$(0.22)	$(0.51)	$(1.06)	$(0.59)
Adjusted income (loss) per Class A and Class B common stock, combined
Basic	$0.01	$(0.03)	$(0.06)	$(0.09)
Diluted	$0.01	$(0.03)	$(0.06)	$(0.09)
Weighted average Class A and Class B common stock outstanding, combined
Basic	40,779,277	27,776,094	34,404,222	27,754,615
Diluted	40,779,277	27,776,094	34,404,222	27,754,615
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Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of closure costs and impairing restaurants during the first two quarters of 2017 and 2016. The first two quarters of 2017 include the closure costs related to the 55 restaurants closed in the first quarter of 2017 and the impairment of 13 restaurants. The first two quarters of 2016 include the impairment of 12 restaurants. All periods include the ongoing closure costs of restaurants closed in the fourth quarter of 2015. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.

(b)	Reflects the adjustment to eliminate the expenses related to the registration statement the Company filed in the first quarter of 2017, which registration statement was later withdrawn.

(c)	Reflects the adjustment to eliminate the severance costs from the departure of our former Chief Operations Officer and department structural changes during the first two quarters of 2017.

(d)	Reflects the adjustment to eliminate the gain on an employee-related litigation settlement due to final settlement being less than what the Company had previously accrued.

(e)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (d) above.